UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022 (July 18, 2022)

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2022, Celsion Corporation (the “Company”) announced that Dr. Corinne Le Goff has been appointed to the positions of President and Chief Executive Officer of the Company and will serve as a director on the Company’s Board of Directors (the “Board”), effective as of July 18, 2022. Michael H. Tardugno, the Company’s current Chairman, President and Chief Executive Officer, will transition from his current role to the position of Executive Chairman of the Board.

Dr. Le Goff (age 56) served as Chief Commercial Officer of Moderna, Inc. from January 2021 through January 2022. Dr. Le Goff served as Senior Vice President and General Manager of the U.S. Business Organization at Amgen, Inc. from March 2019 to January 2021. During her tenure at Amgen, she also served as Senior Vice President of Global Product Strategy from June 2018 to March 2019, and Senior Vice President of the Europe Region from June 2015 to May 2018. Dr. Le Goff held various positions within the Roche Group, a publicly traded Swiss multinational healthcare company, including President of Roche’s French affiliate from May 2012 to May 2015. Dr. Le Goff served on the board of directors of the Pacific Council on International Policy from October 2019 to December 2020. Dr. Le Goff also served on the board of directors of CFAO, a trading company, from October 2014 until October 2020, where she served as a member of the Nomination and Compensation Committee, the Sustainable Development Committee and the Audit Committee. Dr. Le Goff has served on the board of directors of Longboard Pharmaceuticals, Inc. since March 2021, where she serves as a member of the Compensation Committee and the Audit Committee. Dr. Le Goff also a director of Acticor Biotech, and of EuroAPI. Dr. Le Goff received a Pharm. D. from the University Paris V and an M.B.A. in Marketing from La Sorbonne University, France.

There is no family relationship between Dr. Le Goff and any other director or executive officer of the Company. There are no transactions between the Company and Dr. Le Goff disclosable pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as President and Chief Executive Officer, Dr. Le Goff entered into an employment agreement with the Company (the “Le Goff Employment Agreement”), effective as of July 18, 2022. Pursuant to the Le Goff Employment Agreement, the Company will pay Dr. Le Goff an initial salary of $624,000 and a signing bonus $50,000. Dr. Le Goff’s targeted annual performance bonus is 72% of her annual base salary. Any annual bonus for the year ended December 31, 2022 will be pro-rated. Dr. Le Goff will also receive (i) an option to purchase 177,000 shares of the Company’s common stock that will vest with respect to 25% of the subject shares on July 18, 2023 and the remaining 75% percent will vest in equal quarterly installments thereafter such that the stock option will be fully vested and exercisable as of the fourth anniversary of July 18, 2022, and (ii) a restricted stock award of 53,000 restricted shares that will vest on July 18, 2023. Dr. Le Goff will not receive any additional compensation for her service on the Board. The Le Goff Employment Agreement has no set term of employment. In the event of termination by the Company other than for cause, Dr. Le Goff will receive an amount equal to one year’s salary as a severance payment.

The stock options and restricted shares will be granted outside the Company’s 2018 Stock Incentive Plan, as an inducement material to Dr. Le Goff’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Le Goff will also receive annual reimbursements of up to $75,000 for two years to cover Dr. Le Goff’s relocation expenses from Massachusetts to New Jersey, which are subject to a repayment obligation in the event that she leaves the Company within a specified period. The Company will reimburse Dr. Le Goff for reasonable business expenses and Dr. Le Goff will also receive an annual $12,000 expense allowance, which will be prorated for 2022.

In connection with his transition to the role of Executive Chairman, Mr. Tardugno entered into an employment agreement (the “Tardugno Employment Agreement” and together with the Le Goff Employment Agreement, the “Employment Agreements”), effective as of July 18, 2022, that supersedes his prior employment agreement with the Company. The Tardugno Employment Agreement has a term ending on December 31, 2024 with the option for a one year extension. Mr. Tardugno will receive a base salary of $500,000 (prorated to $240,000) for 2022 and a base salary of $350,000 for 2023 and 2024. Mr. Tardugno will remain eligible for annual performance bonuses and equity awards and may participate in all compensation and benefit programs generally made available to other senior executives. The Company will reimburse Mr. Tardugno for all reasonable business expenses. In the event of termination by the Company other than for cause, Mr. Tardugno will receive an amount equal to one year’s salary as a severance payment.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreements, copies of which are attached to this Current Report on Form 8-K as exhibits 10.1 and 10.2 hereto.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press releases announcing Dr. Le Goff’s appointment as President and Chief Executive Officer and announcing the inducement grants are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Celsion Corporation and Corinne Le Goff, effective as of July 18, 2022
10.2	Employment Agreement between Celsion Corporation and Michael H. Tardugno, effective as of July 18, 2022
99.1	Press release dated July 19, 2022 announcing appointment
99.2	Press release dated July 19, 2022 announcing inducement grants
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: July 19, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President, Chief Financial Officer and Corporate Secretary